UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 12, 2017

GREENHILL & CO., INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32147

Delaware	51-0500737
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Park Avenue New York, New York	10022
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (212) 389-1500

Former name or former address, if changed since last report: NOT APPLICABLE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On October 12, 2017, Greenhill & Co., Inc., a Delaware corporation (“Greenhill” or the “Company”), entered into a credit agreement (the “Credit Agreement”) by and among the Company, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, for a five-year term loan facility of $350,000,000 (the “Term Facility”) and a three-year revolving credit facility of $20,000,000 (the “Revolving Facility”, and together with the Term Facility, the “Credit Facilities”). The proceeds from the Term Facility will be used to repay the Company’s existing bank indebtedness, as described in Item 1.02, and related fees, costs and expenses. The remaining proceeds from the Term Facility will be used to fund the tender offer commenced by the Company on September 27, 2017 for 12,000,000 shares of its Common Stock, par value $0.01 per share, at a price of $17.25 per share (the “Tender Offer”) and additional repurchases of the Company’s Common Stock after completion of the Tender Offer, including, in each case, related fees, costs and expenses.

Borrowings under the Credit Facilities bear interest at either a base rate plus 2.75%, or LIBOR plus 3.75%. The term loans require quarterly principal amortization payments commencing on March 31, 2018 equal to (i) 5% per annum on or prior to the first anniversary, (ii) 10% per annum after the first anniversary but on or prior to the second anniversary, (iii) 10% per annum after the second anniversary but on or prior to the third anniversary and (iv) 10% per annum after the third anniversary, in each case of the original principal amount of the term loans, with the remaining balance of the term loans at maturity. No scheduled principal payments will be required on amounts drawn on the Revolving Facility until the maturity date of that facility.

The obligations under the Credit Facilities are guaranteed by the Company’s existing and subsequently acquired or organized wholly-owned U.S. restricted subsidiaries (excluding any registered broker-dealers) (the “Guarantors”) and secured by first priority (subject to permitted liens) perfected security interests in (i) all assets of the Company, the Guarantors and each U.S. subsidiary of the Company that is or becomes a registered broker-dealer under the Securities Exchange Act of 1934, as amended, (the “Domestic Regulated Subsidiaries”), (ii) advisory fees receivables of the Company, the Guarantors and the Domestic Regulated Subsidiaries and (iii) 100% of the capital stock of each domestic subsidiary of the Company, the Guarantors and the Domestic Regulated Subsidiaries, 65% of the capital stock of each direct foreign subsidiary of the Company, the Guarantors and the Domestic Regulated Subsidiaries and all intercompany debt of the Company, the Guarantors and the Domestic Regulated Subsidiaries, subject to certain exclusions which, for the avoidance of doubt, include an exclusion for any cash held by the Domestic Regulated Subsidiaries.

Voluntary prepayments of borrowings under the term loans, the revolving credit facility and any incremental facility is permitted. We are required to repay certain amounts of the Credit Facilities in connection with the non-ordinary course sale of assets, receipt of insurance proceeds, the issuance of debt obligations and excess cash flow, subject to certain exceptions. The Credit Facilities contain affirmative and negative covenants (subject, in each case, to customary exceptions and qualifications and others), including covenants that limit our ability to, among other things:

•	grant liens on our assets;

•	incur additional indebtedness (including guarantees and other contingent obligations);

•	make certain investments (including loans and advances);

•	make certain acquisitions;

•	merge or make other fundamental changes;

•	sell or otherwise dispose of property or assets;

•	pay dividends and other distributions, repurchase shares and prepay certain indebtedness;

•	make changes in the nature of our business;

•	enter into transactions with our affiliates;

•	amend or waive our organizational documents, subordinated and junior lien indebtedness;

•	change our fiscal year; and

•	enter into contracts restricting dividends and liens granted by non-guarantor subsidiaries.

The Revolving Facility is subject to a springing total net leverage ratio financial covenant subject to certain step downs.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with entry into the Credit Agreement, Greenhill elected to repay in full all amounts outstanding and terminate its commitments under its Loan Agreement (Revolving Line of Credit), dated January 31, 2006, as modified, with First Republic Bank on October 12, 2017 in accordance with the relevant prepayment and termination provisions, as well as any related agreements, including the Security Agreement (LLC Distributions), dated April 1, 2015, and the Third-Party Security Agreement (Receivables), dated November 9, 2015. Prior to repayment in full, the revolving credit facility had an outstanding balance of approximately $83.9 million. The Company had previously elected to repay in full all amounts outstanding and terminate its commitments under its Loan Agreement (Term Loan), dated April 1, 2015, with First Republic Bank on September 29, 2017 with the proceeds from a drawing on its revolving credit facility with First Republic Bank. Prior to repayment in full, the term loan facility had an outstanding balance of approximately $5.6 million.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description

10.1	Credit Agreement, dated October 12, 2017, by and among Greenhill & Co., Inc., the lenders party thereto and Goldman Sachs Bank USA, as administrative agent.

Additional Information and Where to Find It

This Form 8-K is for informational purposes only, is not a recommendation to buy or sell shares of Greenhill’s Common Stock or any other securities, and is neither an offer to purchase nor a solicitation of an offer to sell shares of Greenhill’s Common Stock or any other securities. The terms and conditions of the Tender Offer are set forth in the Tender Offer Statement on Schedule TO (including all exhibits thereto), dated September 27, 2017, as amended and supplemented by the Amendment No. 1 to the Schedule TO, dated October 10, 2017, filed with the United States Securities and Exchange Commission (the “Commission”) by the Company. Stockholders should read carefully the Offer to Purchase, Letter of Transmittal and related materials, as amended and supplemented, because they contain important information, including the various terms of, and conditions to, the Tender Offer. Stockholders may obtain a free copy of the Tender Offer Statement on Schedule TO, the Offer to Purchase, Letter of Transmittal, any amendments to any of the foregoing and any other documents filed by the Company with the Commission at the Commission’s website at www.sec.gov or the investor relations section of Greenhill’s website at www.greenhill.com.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated October 12, 2017, by and among Greenhill & Co., Inc., the lenders party thereto and Goldman Sachs Bank USA, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenhill & Co., Inc.

Date: October 13, 2017	By:	/s/ Ricardo Lima
Name: Ricardo Lima
Title: Secretary